Exhibit 10.17

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 5

to

PRODUCT DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This Amendment No. 5 (“Amendment No. 5”) to that certain PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT entered into and made effective as of the 22nd day of August, 2006, and as amended by Amendment No. 1 effective as of the 30th day of September, 2007, by Amendment No. 2 effective as of the 6th day of October 2008, by Amendment No. 3 effective as of the 22nd day of August 2009, and by Amendment No. 4 effective as of the 26th day of February, 2010 (the “Agreement”) by and between ChemoCentryx, Inc., a Delaware corporation having its principal place of business at 850 Maude Avenue, Mountain View, CA 94043 (“ChemoCentryx”), and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (referred to herein as “GSK”), collectively, the “Parties”, is hereby entered into by the Parties with an Amendment No. 5 effective date of November 15, 2010 (the “Amendment No. 5 Effective Date”).

WHEREAS, the Parties now agree to progress the Development Candidate CCX168 targeting the Collaboration Target C5aR in a non-Major Indication, and that development activities in such non-Major Indication shall satisfy certain obligations under the Agreement with respect to Major Indications; and

WHEREAS, the Parties now agree, as a result, to amend certain milestone payments with respect to the progression of Development Candidate CCX168 in a non-Major Indication, as set forth in this Amendment No. 5, and to establish or clarify certain other issues with respect to the Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties do hereby amend the Agreement and otherwise agree as follows:

1.        No Additional Changes; Use of Capitalized Terms.    Except as amended hereby, all other provisions of the Agreement will remain unchanged and remain in full force and effect and the Agreement, as amended, is hereby ratified, confirmed and reaffirmed in all respects. The Agreement together with this Amendment No. 5 will be read, taken and construed as one and the same instrument. All terms used in this Amendment No. 5, but not defined herein, will have the same meaning set forth for that term in the Agreement.

2.        Proof of Concept Trial.    The Parties agree that pursuant to Section 3.6.3 of the Agreement, they have selected renal vasculitis, a non-Major Indication, as an Indication to pursue for the Development Candidate CCX168. Notwithstanding anything in the Agreement to the contrary, the Parties agree that the first Phase 2 Clinical Trial of CCX168 that is reasonably designed to satisfy the PoC Criteria in a non-Major Indication (e.g., an orphan indication such as renal vasculitis) approved by the Parties shall be deemed a Proof of Concept Trial (or PoC Trial) for all purposes under the Agreement, notwithstanding that such Indication is not a Major Indication. Without limiting the generality of the foregoing:

(a)        completion of such Phase 2 Clinical Trial by ChemoCentryx shall satisfy ChemoCentryx’s obligation under Section 3.7.1 to undertake Development of CCX168 through completion of a PoC Trial; and

(b)        if based on such Phase 2 Clinical Trial, the JSC determines in accordance with Section 3.8.2 that CCX168 satisfies the applicable PoC Criteria, CCX168 shall be deemed an Option Compound, and GSK’s Product Option under Section 4.1 of the Agreement shall apply to such Option Compound (and its Back-up Compounds CCX1378 and CCX1641, which were designated by the JSC on March 19, 2009, and accepted by GSK in the context of the[***]), such Option Compound and its designated Back-up Compounds collectively referred to as one set of Progressed Compounds, all of which are included within and subject to a single Product Option exercise. GSK would owe to ChemoCentryx the Non-CCR9 Option Exercise Fee under Section 6.3.2 of the Agreement for exercise of such Product Option.

3.        Amendment of Section 6.4.2, Footnote 3. Section 6.4.2, Footnote 3 shall be amended to add the following sentence to the end of Footnote 3:

“[***]”

3.        This Amendment No. 5 may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

4.        This Amendment No. 5 and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, U.S.A., without reference to conflicts of laws principles.

***    Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 5 to be duly executed by its duly authorized representative as of the Amendment No. 5 Effective Date.

GLAXO GROUP LIMITED

By:	/s/ Paul Williamson

Name:	Paul Williamson

Title:	Authorised Signatory for and on behalf of Edinburgh Pharmaceutical Industries Limited Corporate Director

CHEMOCENTRYX, INC.

By:	/s/ Thomas J. Schall

Name:	Thomas J. Schall

Title:	President and Chief Executive Officer

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